      As filed with the Securities and Exchange Commission on June 9, 1998
                              Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    KTI, INC.
               (Exact Name of Issuer as Specified in its Charter)


                  NEW JERSEY                                                      22-2665282
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

                               7000 BOULEVARD EAST
                          GUTTENBERG, NEW JERSEY 07093
               (Address of Principal Executive Offices, Zip Code)


                     KTI, INC. DIRECTORS' STOCK OPTION PLAN
                            (Full Title Of The Plan)

        ROBERT E. WETZEL, ESQ.                               TELEPHONE NUMBER,
               KTI, INC.                                   INCLUDING AREA CODE,
        C/O 7000 BOULEVARD EAST                            OF AGENT FOR SERVICE:
     GUTTENBERG, NEW JERSEY  07093                            (201) 854-7777
(Name and Address of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                  Proposed         Proposed
               Title of                            Maximum         Maximum
              Securities          Amount          Offering        Aggregate        Amount of
                 to be             to be            Price          Offering      Registration
              Registered        Registered(1)    Per Share(2)       Price             Fee
---------------------------------------------------------------------------------------------
Common Stock, no par value         100,000         $21.94         $2,193,750        $647.16
                                    Shares
=============================================================================================

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market on June 3, 1998.

     The contents of the Registration Statement on Form S-8 (Registration No. 33-80505) filed by KTI, Inc. (the "Company") with the Securities and Exchange Commission on December 14, 1995 to register common stock to be issued pursuant to the KTI, Inc. Directors' Stock Option Plan (the "Plan") are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Plan by 100,000 shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guttenberg, State of New Jersey, on the dates indicated.

                                    KTI, INC.


                                    By:   /s/ Ross Pirasteh
                                          ------------------------
                                             Ross Pirasteh
                                             Chairman of the Board
                                    Date:    May 28, 1998




                                    By:   /s/ Martin J. Sergi
                                          ------------------------
                                             Martin J. Sergi
                                             President
                                    Date:    May 27, 1998


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Ross Pirasteh and Martin J. Sergi, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all post-effective amendments.

     Pursuant to the requirements of the Security Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


SIGNATURE                   TITLE                                   DATED
---------                   -----                                   -----

/s/ Ross Pirasteh           Chairman of the Board of                May 28, 1998
-----------------------     Directors (Principal Executive
Ross Pirasteh               Officer)


/s/ Martin J. Sergi         Vice Chairman of the Board of           May 27, 1998
-----------------------     Directors, President and
Martin J. Sergi             Chief Financial Officer (Chief
                            Financial and Accounting Officer
                            and Principal Executive Officer)


                            Director
-----------------------
Dibo Attar

/s/ Kenneth Choi            Director                                May 27, 1998
-----------------------
Kenneth (Kook Joo) Choi



/s/ Paul Kleinaitis         Director                                May 27, 1998
-----------------------
Paul Kleinaitis


/s/ Jack Polak              Director                                May 28, 1998
-----------------------
Jack Polak


                            Director
-----------------------
Wilbur L. Ross

                                  EXHIBIT INDEX


EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------

     4.1 Certificate of Amendment to Registrant's Restated Certificate of Incorporation, filed May 14, 1997 (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3, No. 333-28067, filed with the Commission on May 30, 1997).

     4.2 Certificate of Amendment to Registrant's Restated Certificate of Incorporation, filed June 2, 1997 (incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K, dated June 4, 1997).

     4.3 Certificate of Amendment to Registrant's Restated Certificate of Incorporation, filed August 8, 1997 (incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K, dated August 15, 1997).

     4.4 Certificate of Correction to Certificate of Amendment to Registrant's Restated Certificate of Incorporation, filed October 31, 1997 (incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement on Form S-3, No. 333-44507, filed with the Commission on February 11, 1998).

     4.5 Certificate of Amendment to Registrant's Restated Certificate of Incorporation, filed May 20, 1998 (incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-8 with respect to the Registrant's 1994 Long-Term Incentive Award Plan filed with the Commission on June 9, 1998).

     4.6 The Company's By-Laws (incorporated herein by reference to an Exhibit to the Company's Form 10-K for the year ended December 31, 1996).

     5.1 Opinion (including consent) of McDermott, Will & Emery as to the legality of the securities being offered.

     23.1         Consent of Ernst & Young LLP.

     23.2         Consent of McDermott, Will & Emery (included in Exhibit 5.1).

     24.1         Power of Attorney (included on signature page).